Exhibit 10.12

SUBLEASE
(500 SAGINAW DRIVE, REDWOOD CITY, CALIFORNIA)

THIS SUBLEASE (this “Sublease”) is entered into as of March 22, 2016 (the “Effective Date”), by and between CARDIODX, INC., a Delaware corporation (“Sublandlord”), and ATRECA, INC., a Delaware corporation (“Subtenant”) (Sublandlord and Subtenant, each, a “Party”, and collectively, the “Parties”).

RECITALS

This SUBLEASE is made with reference to the following recitals of essential facts:

A.  Sublandlord, as tenant, and HCP LS Redwood City, LLC, a Delaware limited partnership (“Master Landlord”), as landlord, are parties to that certain Lease dated as of October 8, 2013 (the “Master Lease”), for certain space more particularly described in the Master Lease (the “Master Premises”).  Capitalized terms used, but not defined, herein shall have the meanings set forth in the Master Lease, a copy of which has been previously provided to Subtenant.

B.  A portion of the Master Premises is located on the second floor of the building commonly known as 500 Saginaw Drive, Redwood City, California (the “Building”) and such portion contains approximately 21,753 rentable square feet (excluding the Annex (as defined in the Master Lease)) and approximately 735 rentable square feet in the Annex (such portions of the Master Premises being the “500 Building Master Premises”).

C.  Subject to the terms and conditions of this Sublease, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, that certain portion of the Master Premises comprising approximately 17,990 rentable square feet located on the second floor of the Building, as depicted in Exhibit A attached hereto (the “Subleased Premises”).

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.             RECITALS.  The foregoing recitals are hereby incorporated into this Sublease by this reference as if fully set forth herein.

2.             SUBLEASED PREMISES.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Subleased Premises.  Additionally, Subtenant is hereby granted the nonexclusive right to use the Common Areas, to the extent of Sublandlord’s rights to use of the same pursuant to the Master Lease, in common with other tenants in the Project throughout the Sublease Term (as defined below).  Notwithstanding the foregoing or anything to the contrary elsewhere in this Sublease: (a) Sublandlord shall have exclusive use and possession of the reception area and four conference rooms adjacent to, but not a part of, the Subleased Premises, including the right to modify, reconfigure or eliminate such reception area and conference rooms (subject to Master Landlord’s rights under the Master Lease), and (b)

Sublandlord and Subtenant shall each have non-exclusive use of the restrooms located in the Common Area adjacent to the Subleased Premises (including access thereto from the Subleased Premises), ).  Subtenant covenants that its use of the Subleased Premises and Common Areas (as permitted herein) shall at all times comply with any and all terms, conditions and provisions of the Master Lease and with any rules and regulations established by Master Landlord or Sublandlord from time to time. Subtenant shall have the right to secure all entrances into the Subleased Premises subject to Master Landlord’s approval of any change to the existing security system, locks or keys and Master Landlord’s rules and regulations regarding security of the Building as Master Landlord may publish and revise from time to time. The rentable square footage of the 500 Building Master Premises and Subleased Premises is hereby agreed by the parties to be as set forth in Recitals B and C above and shall not be subject to remeasurement.

3.             SUBLEASE TERM.  The term of this Sublease (the “Sublease Term”) shall commence upon the later of: (a) the date Sublandlord tenders possession of the Subleased Premises to Subtenant, (b) the date Master Landlord’s written consent to this Sublease is delivered to Subtenant, or (c) February 3, 2016 (the “Commencement Date”).  Notwithstanding the foregoing, Subtenant may enter upon the Subleased Premises prior to the Commencement Date for the purpose of preparing the Subleased Premises for occupancy, provided that: (a) Sublandlord gives its prior written consent to such early occupancy, (b) Master Landlord’s written consent to this Sublease has been delivered to Subtenant, (c) Subtenant furnishes to Sublandlord evidence satisfactory to Sublandlord in advance that insurance coverages required of Subtenant under the provisions of Article 10 of the Master Lease are in effect  (or, if consented to by Master Landlord, such other commercially reasonable amounts of insurance as Master Landlord permits Subtenant to carry under its direct-lease with Master Landlord for other premises at the Project, subject to Sublandlord’s reasonable approval), and (d) such entry shall be subject to all the terms and conditions of this Sublease and the Master Lease other than the payment of Rent (as defined below).  Unless earlier terminated under any provision of the Master Lease or this Sublease, the Sublease Term shall continue until the last day of the month in which the twenty-four (24) month anniversary of the Commencement Date occurs (the “Expiration Date”). Within ten (10) days after the Commencement Date, Sublandlord shall deliver to Subtenant a notice of Sublease Term dates in the form set forth in Exhibit B attached hereto, which notice Subtenant shall execute and return to Sublandlord within ten (10) days of receipt thereof.  If Subtenant fails to execute and return a factually accurate notice within such ten-day period, Subtenant shall be deemed to have approved and confirmed the dates set forth therein.

4.             BASE RENT.  Subtenant shall pay base rent to Sublandlord in the following amounts during the following periods (each payment, a monthly installment of “Base Rent”):

Months of Lease Term	Monthly Installment of Base Rent	Monthly Base Rental Rate Per Rentable Square Foot
1-12	$37,779.00	$2.10
13-24	$38,858.40	$2.16

5.             ADDITIONAL RENT.  In addition to paying Base Rent, Subtenant shall pay to Sublandlord, as additional rent, Subtenant’s Share of Direct Expenses on a monthly basis throughout the Sublease Term.  As used in this Sublease, “Subtenant’s Share of Direct Expenses” means an amount which equals (a) 80% (which is the ratio that the rentable square footage of the Subleased Premises bears to the rentable square footage of the 500 Building Master Premises), multiplied by (b) the Direct Expenses attributable to the 500 Building Master Premises payable by Sublandlord to Master Landlord pursuant to Article 4 of the Master Lease. Sublandlord shall promptly forward to Subtenant all Statements and Estimate Statements for the 500 Building Master Premises that Sublandlord receives from Master Landlord.  If Sublandlord receives a credit for overpayment of Direct Expenses attributable to the 500 Building Master Premises (“Direct Expense Credit”) pursuant to Section 4.4.1 of the Master Lease, Subtenant shall receive a credit against the next installment of Rent due under this Sublease in an amount equal to 80% multiplied by the total Direct Expense Credit or, if the Sublease Term has ended, Sublandlord shall pay such amount to Subtenant within thirty (30) days of Sublandlord’s receipt of the Direct Expense Credit. If Sublandlord makes a payment to Master Landlord due to an underpayment of Direct Expenses attributable to the 500 Building Master Premises (“Direct Expense Shortfall”) pursuant to Section 4.4.1 of the Master Lease, Subtenant shall pay Sublandlord an amount equal to 80% multiplied by the total Direct Expense Shortfall together with the next installment of Rent due or, if the Sublease Term has ended, Subtenant shall pay such amount to Sublandlord within thirty (30) days of Subtenant’s receipt of an invoice therefor.  Provided that no Event of Default (as defined in Section 22) has occurred, Subtenant shall have the right to require Sublandlord to exercise its rights under Section 4.6 of the Master Lease to review Master Landlord’s books and records related to Expenses, provided that Subtenant shall pay all costs of such review (subject to Master Landlord’s reimbursement, if applicable, as set forth in said Section).

Notwithstanding anything in this Sublease to the contrary, Subtenant’s Share of Direct Expenses shall not include: (a) any charges that apply solely to the portion of the Master Premises that does not include the Subleased Premises and is not sublet by Subtenant hereunder (the “Reserved Premises”) (e.g., real estate taxes on leasehold improvements therein), (b) late fees or penalties assessed against Sublandlord as a result of Sublandlord’s acts or omissions, (c) charges incurred as a result of excess or additional services specifically requested by Sublandlord for the Reserved Premises or for or including the Subleased Premises without Subtenant’s consent, and (d) the cost of utilities and services consumed by Sublandlord in excess of the reasonable and normal use of a comparable office user in the Building (such as for labs or server rooms in the Reserved Premises), in which event Sublandlord shall reasonably apportion the utilities portion of the Direct Expenses payable by Subtenant.

Notwithstanding anything in this Sublease to the contrary, Subtenant shall pay to Sublandlord, together with its payment of Subtenant’s Share of Direct Expenses, 100% of the cost of: (a) any charges that apply solely to the Subleased Premises (e.g., real estate taxes on leasehold improvements therein), (b) late fees or penalties assessed against Sublandlord or Master Landlord as a result of Subtenant’s acts or omissions, (c) charges incurred as a result of excess or additional services specifically requested by Subtenant for the Subleased Premises or for or including the Master Premises without Sublandlord’s consent, and (d) the cost of utilities and services consumed by Subtenant in excess of the reasonable and normal use of a comparable office user in the Building (such as for labs or server rooms in the Subleased Premises), in which event Sublandlord shall reasonably apportion the utilities portion of the Direct Expenses payable by Subtenant.

6.             PAYMENT OF RENT.  Base Rent, Subtenant’s Share of Direct Expenses and any other amounts payable by Subtenant in connection with this Sublease shall be referred to in this Sublease as “Rent”.  Rent shall be due and payable to Sublandlord without prior written notice or demand, in advance, without deduction or offset, in lawful money of the United States of America, on or before the first day of each calendar month during the Sublease Term.  Such Rent shall be payable at Sublandlord’s address set forth herein, or at such other place as Sublandlord may designate in writing to Subtenant.  Rent for any period during this Sublease Term that is less than one (1) month shall be prorated based on a thirty (30) day month.  Section 25 of the Master Lease is hereby incorporated and applies with respect to late payments of Rent by Subtenant hereunder.

7.             SECURITY DEPOSIT.  Subtenant shall deposit with Sublandlord on or before the Effective Date the sum of Seventy-Five Thousand Six Hundred Fifteen and 00/100 Dollars ($75,615.00) (the “Security Deposit”), which sum shall be held by Sublandlord as security for the faithful performance by Subtenant of all of the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant during the period commencing on the Effective Date and ending upon the expiration or termination of Subtenant’s obligations under this Sublease.  If an Event of Default (as defined below) occurs with respect to any provision of this Sublease, including any provision relating to the payment of Rent, then Sublandlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant’s default.  If any portion of the Security Deposit is so used or applied, then Subtenant shall, within ten (10) days following demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant’s failure to do so shall be a material breach of this Lease.  The provisions of this Section 7 shall survive the expiration or earlier termination of this Lease.  TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

8.             CONDITION OF SUBLEASED PREMISES.  Subtenant (i) acknowledges that Subtenant has conducted a thorough inspection of the Subleased Premises and (ii) agrees that the Subleased Premises are in good condition and repair and Subtenant accepts the Subleased Premises in their current “as is” condition with all faults.  Subtenant hereby waives all warranties, whether express or implied (including warranties of merchantability or fitness for a particular purpose), with respect to the Subleased Premises or any furniture, fixtures and equipment located therein.  Sublandlord makes no representation or warranty of any kind with respect to the Subleased Premises, and Subtenant shall have full responsibility for making any desired repairs, installations, alterations or additions to the Subleased Premises.  Any installations, alterations or additions that Subtenant desires to make to the Subleased Premises shall be subject to the prior written approval of both Master Landlord and Sublandlord (it being agreed that Sublandlord may grant or withhold its consent thereto in its sole and absolute discretion) and shall otherwise be constructed in accordance with all of the terms and conditions of the Master Lease (including without limitation Section 7.1 and Article 8 of the Master Lease).  Notwithstanding the foregoing, Sublandlord shall deliver the Subleased Premises to Subtenant professionally cleaned, with all Subleased Premises and Building systems which Sublandlord is responsible for under the Master Lease in good working condition.

9.             FURNITURE.

9.1          Use of Furniture.  Subtenant may utilize the furniture and audio-visual equipment owned by Sublandlord and located in the Subleased Premises as of the Commencement Date (the “Furniture”) during the Sublease Term.  The Furniture is itemized in Exhibit C attached hereto (the “Inventory”). If Subtenant elects not to use some or all of the Furniture, it may store the Furniture offsite, at Subtenant’s sole cost and expense, and risk of loss; provided, however that Subtenant may not remove any of the Furniture comprising audio-visual equipment.  Provided that no Event of Default has occurred (as defined in Section 22), Sublandlord shall not remove the Furniture listed on the Inventory during the Sublease Term.

9.2          Repair of Audio-Visual Equipment.  If any of the Furniture comprising audio-visual equipment is in need of service or repair, Subtenant shall notify Sublandlord of the need for such repair or service (or in the case of any regularly required servicing, Sublandlord shall notify Subtenant of its intent to service such equipment) and Sublandlord will use reasonable efforts to promptly repair or service such equipment. Subtenant shall promptly reimburse Sublandlord for the reasonable repair or service costs incurred by Sublandlord upon request.  Sublandlord shall not be in default of this Section 9.2 unless Sublandlord fails to repair or service such equipment within thirty (30) days of its receipt of written notice from Subtenant, or, if such repair or servicing is not reasonably capable of being completed within such thirty (30) day period, Sublandlord has not commenced the repair or service within such thirty (30) day period and thereafter is not diligently completing the same; provided, however, that Subtenant’s sole remedy at law or equity for Landlord’s breach of this Section 9.2 shall be to complete the repair and servicing and offset the Rent next coming due by the actual cost of such repair or servicing.

9.3          Return of Furniture.  At the end of the Sublease Term, Subtenant shall deliver the Furniture to Sublandlord in the Subleased Premises, in the same condition as of the Commencement Date, reasonable wear and tear excepted.  If Subtenant shall fail to return some or all of the Furniture, or if some or all of the Furniture is not returned in the condition required hereunder, Subtenant shall promptly replace such Furniture with like furniture of equal or greater value and of comparable utility and function.

9.4          Shared IT Equipment.  The parties shall share certain data cabling and IT equipment pursuant to the terms set forth in Exhibit D attached hereto.

10.          USE.  The Subleased Premises are to be used solely for the uses permissible under the Master Lease (including without limitation Article 5 of the Master Lease), and for no other use.  Subtenant’s use of the Subleased Premises shall at all times comply with the requirements of the Master Lease (including without limitation those requirements set forth in Section 5.4.1 of the Master Lease), and Subtenant shall not use the Subleased Premises in a manner that is in any way inconsistent with the Master Lease or in any way that disturbs Sublandlord’s use of the Master Premises or that might cause Sublandlord to be in breach of the Master Lease.  Subtenant shall not commit or allow to be committed any waste upon the Building or Subleased Premises, or any public or private nuisance or act which is unlawful.  Subtenant shall not commit any act that will increase the then existing rate of insurance on the Subleased Premises or the Master Premises.  Subtenant shall promptly pay upon demand the amount of any such increase in insurance rates caused by any act of Subtenant.  In addition to all other remedies provided for at law or under this Sublease, Sublandlord shall have the remedy provided for in Section 5.4.4.1 of the Master Lease in the event that Subtenant breaches any of the terms, covenants or conditions of this Section 10.

11.          COMPLIANCE WITH LAWS.  Subtenant shall, at its sole cost and expense, promptly comply with all laws, ordinances and regulations with respect to Subtenant’s use, occupancy or improvement of the Subleased Premises, including, without limitation, the Americans With Disabilities Act of 1990, 42 U.S.C. §12101, et seq. (as amended, together with the regulations promulgated pursuant thereto) (collectively, “Applicable Laws”).  Additionally, Subtenant shall be responsible, at its sole cost and expense, to reimburse Sublandlord for any legal compliance costs incurred by Sublandlord with respect to the Subleased Premises as a result of Subtenant’s (a) specific use and occupancy of the Subleased Premises (as opposed to general office use), (b) obtaining any permit or license with respect to the Subleased Premises (regarding hazardous materials or otherwise), or (c) making any installations, additions or alterations to the Subleased Premises.

12.          Compliance with Master Lease.

12.1        Subtenant Covenants. Subtenant covenants that it will occupy the Subleased Premises in accordance with all of the terms and conditions of the Master Lease as they apply to the Subleased Premises and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder.  Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees) and damages of any kind or nature whatsoever (“Claims”) arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease applicable to the Subleased Premises or this Sublease.

12.2        Sublandlord Covenants.  Sublandlord covenants that it will maintain the Master Lease during the entire Sublease Term, subject, however, to any earlier termination of the Master Lease without the fault of Sublandlord, and to comply with or perform or cause to be performed Sublandlord’s obligations with respect to the Reserved Premises and with any obligations with respect to the Subleased Premises not assumed by Subtenant hereunder (collectively, “Sublandlord’s Remaining Obligations”), and to indemnify Subtenant against and hold Subtenant harmless from all Claims arising out of (a) Sublandlord’s failure to comply with or perform Sublandlord’s Remaining Obligations, and (b) termination or forefeiture of the Master Lease resulting from Sublandlord’s default thereunder. Sublandlord shall use commercially reasonable efforts to cause the Master Landlord to perform its obligations under the Master Lease, and shall cooperate with Subtenant in its efforts to obtain such performance. Sublandlord hereby covenants (1) not to voluntarily surrender the Master Lease to Master Landlord as to the Subleased Premises, and (2) not enter into any amendment or other agreement with respect to the Master Lease that will prevent or adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease the rights of Subtenant under this Sublease, shorten the term of this

Sublease or increase the rental or any other sums required to be paid by Subtenant under this Sublease.

12.3        Subordination of Sublease.  This Sublease is subject and subordinate to the Master Lease in all respects.  If the Master Lease is terminated for any reason whatsoever, then this Sublease shall automatically terminate as if it expired by its terms (unless assumed by Master Landlord) and in such event neither Sublandlord nor Master Landlord shall have any liability whatsoever to Subtenant as a result of such termination, except that Sublandlord shall be liable to Subtenant for any such termination arising as a result of Sublandlord’s default under the Master Lease. Except as expressly provided in Section 12.2, under no circumstance shall Sublandlord be obligated to, or be responsible or liable in any way for Master Landlord’s failure to, (a) perform any acts required to be completed by Master Landlord under the Master Lease, (b) supply any item, including, but not limited to, any utility or service to the Subleased Premises required to be supplied by Master Landlord under the Master Lease, or (c) complete any work or maintenance in the Subleased Premises or the Master Premises required to be completed by Master Landlord under the Master Lease; and no such failure will in any way excuse Subtenant’s performance under this Sublease or entitle Subtenant to any abatement of rent or other charge.

12.4        Incorporation of Terms.  Except as expressly provided in this Section 12.4, Subtenant hereby assumes and agrees to perform each and every obligation of Sublandlord under the Master Lease with respect to the Subleased Premises (and Sublandlord shall have the right to elect to require Subtenant to perform its obligations under the Master Lease directly to Master Landlord on prior written notice and Master Landlord’s consent to the same).  Notwithstanding anything to the contrary, (i) to the extent of any inconsistencies between the express terms of this Sublease and the terms of the Master Lease incorporated herein by reference, the express terms of this Sublease shall control, (ii) Subtenant shall have no renewal, first offer or expansion rights, any right to audit Master Landlord’s books (provided, however, Subtenant may, at its sole cost and expense, require Sublandlord to perform such audit on its behalf), any right to install or use an Emergency Generator, or any rights to receive any concessions or allowances except to the extent expressly set forth in this Sublease, and (iii) Subtenant does not assume and shall have no obligation to satisfy Sublandlord’s rental and security deposit obligations to Master Landlord, Sublandlord’s indemnity obligations, including, without limitation, with respect to Hazardous Materials, as such indemnity obligations pertain to the acts or omissions of Sublandlord and Sublandlord’s Agents, Sublandlord’s maintenance and repair obligations with respect to the Reserved Premises, and Sublandlord’s obligations under the Tenant Work Letter attached as Exhibit B to the Master Lease.

13.          UTILITIES; SERVICES.  Sublandlord shall have no obligation to provide to the Subleased Premises any services or utilities (including without limitation telephone or internet services) of any kind and shall have no liability for any interruption in utilities or services to the Subleased Premises; provided, however, that to the extent Sublandlord provides any services or utilities to the Subleased Premises, Subtenant shall pay to Sublandlord (upon receipt of invoice) any reasonable amounts necessary to reimburse or compensate Sublandlord for providing such services (all as reasonably determined by Sublandlord).  Sublandlord shall not be responsible or liable in any way for any failure or interruption, for any reason whatsoever, of the services, utilities or facilities that may or should be appurtenant or supplied to the Subleased Premises, and no such failure will in any way excuse Subtenant’s performance under this Sublease or entitle

Subtenant to any abatement of rent or other charge, unless such failure is a result of Sublandlord’s gross negligence or willful misconduct or Sublandlord’s default under the Master Lease, in which event Subtenant may contract directly with Master Landlord to restore such interrupted utilities and services.  Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay to Master Landlord or any service provider arising out of excess consumption by Subtenant or a request by Subtenant for additional building services (e.g., charges associated with after-hours HVAC usage and over-standard electrical charges).  Notwithstanding anything to the contrary in this Sublease or the Master Lease, Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements or obligations of Master Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Master Landlord thereunder, Subtenant acknowledges and agrees that Subtenant will look solely to Master Landlord for such performance.

14.          MAINTENANCE.  Subtenant shall perform all maintenance and repairs in the Subleased Premises which Sublandlord is required to perform under the Master Lease; provided, however, that, at Sublandlord’s option, or if Subtenant fails to make such repairs, Sublandlord may, but need not, make such repairs and replacements, and Subtenant shall pay Sublandlord’s costs or expenses, arising from Sublandlord’s involvement with such repairs and replacements upon being billed for same.

15.          ASSIGNMENT AND SUBLETTING.  Subtenant shall not assign, mortgage, hypothecate, encumber or otherwise transfer this Sublease or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) the whole or any part of the Subleased Premises (any of the foregoing, an “Assignment”), without in each case first obtaining the prior written consent of Sublandlord, not to be unreasonably withheld; it being agreed that it shall be deemed reasonable for Sublandlord to withhold its consent to an Assignment if Master Landlord has declined to consent to the same.  No Assignment shall relieve Subtenant of any liability under this Sublease.  Consent to any such Assignment shall not operate as a waiver of the necessity for consent to any subsequent Assignment.  In connection with each request for an Assignment, Subtenant shall pay Sublandlord’s reasonable cost of processing such Assignment, including attorneys’ fees, and any fees or costs payable under the Master Lease, upon demand of Sublandlord (not to exceed the actual cost charged to Sublandlord by Master Landlord to review the request, plus up to $1,000 for Sublandlord’s review costs).  Any assignee or subtenant shall assume all of Subtenant’s obligations under this Sublease and be jointly and severally liable with Subtenant hereunder.  Any Assignment hereunder must comply with the Master Lease, including, without limitation, the obtaining of any required consent of Master Landlord.

16.          INDEMNITY.  Subtenant shall, except to the extent caused by Sublandlord’s gross negligence or willful misconduct, indemnify, protect, defend and hold harmless Master Landlord and Sublandlord and their affiliates, agents, partners and lenders, from and against any and all Claims occurring within the Subleased Premises or arising out of, involving, or in connection with, (a) the use or occupancy of the Subleased Premises by Subtenant, (b) the acts or omissions of Subtenant or any of Subtenant’s invitees, agents or  employees, (c) any breach of this Sublease by Subtenant, and (d) any violation of Applicable Laws caused by Subtenant.  If any action or proceeding is brought against Master Landlord or Sublandlord by reason of any of the foregoing matters, Subtenant shall upon notice defend the same at Subtenant’s expense by counsel reasonably satisfactory to Master Landlord and Sublandlord.

17.          EXEMPTION OF SUBLANDLORD FROM LIABILITY.  Unless caused by Sublandlord’s gross negligence or willful misconduct, Sublandlord shall not be liable for injury or damage to the person or goods, wares, merchandise, or other property of Subtenant, Subtenant’s employees, contractors, invitees, customers, or any other person in or about the Master Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising from the Master Premises or from any other source or place, and regardless of whether the cause of damage or injury or the means of repairing the same is accessible.  Notwithstanding anything to the contrary in this Sublease or the Master Lease, in no event whatsoever shall Sublandlord be liable for injury to Subtenant’s business or for any loss of income or profit therefrom.

18.          HAZARDOUS MATERIALS.  Subtenant shall at all times comply with, and be bound by, the terms, conditions and provisions of the Master Lease related to Hazardous Materials, including without limitation Section 5.4 of the Master Lease, which are hereby expressly incorporated into this Sublease with each reference therein to “Tenant” being a reference to Subtenant, and each reference therein to the “Premises” being a reference to the “Subleased Premises” and each reference therein to the “Lease” being a reference to this “Sublease”. Subtenant shall otherwise comply with, and be bound by, any and all provisions of the Master Lease with respect to Hazardous Materials. For purposes of clarification and not in limitation of the foregoing, Subtenant shall deliver an Environmental Questionnaire (as defined in and attached to the Master Lease) to Sublandlord prior to the Commencement Date.

19.          DAMAGE AND DESTRUCTION; CONDEMNATION.  In no event shall Sublandlord have any obligation to Subtenant to restore the Subleased Premises or the Master Premises if damaged, destroyed or condemned as described in Section 11 or Section 13 of the Master Lease.  To the extent any damage, destruction or casualty loss occurs in the Master Premises or Subleased Premises which entitles Sublandlord to terminate the Master Lease, (a) Sublandlord may terminate the Master Lease (in which event this Sublease shall automatically terminate) at its sole election without any liability to Subtenant and (b) Subtenant shall have the same right to terminate this Sublease.  With respect to damage, destruction or condemnation (as described in Section 11 and Section 13 of the Master Lease), Subtenant shall have no right to abatement of rent under this Sublease unless Sublandlord is entitled to abatement of rent under the Master Lease with respect to the Subleased Premises.

20.          BROKERS.  Sublandlord and Subtenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sublease, other than: (a) Rich Branning and Bart Lammersen, Jones Lange LaSalle, representing Sublandlord, and (b) Scott Miller and Gregg Walker, Jones Lange LaSalle, representing Subtenant.  Each Party agrees to indemnify and defend the other Party against and hold the other Party harmless for, from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent.  The indemnities in this Section 20 shall survive the expiration or termination of this Sublease.

21.          NOTICES.  Any notice, demand or request required or desired to be given under this Sublease to Sublandlord or Subtenant shall be in writing via personal delivery, First Class U.S. Mail, return receipt requested, or FedEx and shall be addressed to the address of the Party to be served, as set forth in this Section 21.  Either Party may from time to time, by written notice to the other Party in accordance with this Section 21, designate a different address than that set forth below for the purpose of notice. Upon receipt of any notice from Master Landlord, Subtenant shall promptly deliver a copy of such notice to Sublandlord in accordance with the terms and conditions of this Section 21.

Sublandlord:	Subtenant:

CardioDx, Inc.	Atreca, Inc.
[PRIVATE ADDRESS]	500 Saginaw Drive
Redwood City, CA
94063
Attn: VP, Finance and Operations

22.          DEFAULT.  The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Subtenant:  (a) a default under the Master Lease due to Subtenant’s acts or omissions, or (b) the occurrence of any of the events described as an “Event of Default” under Section 19.1 of the Master Lease as applicable to Subtenant under this Sublease.  Upon any Event of Default under this Sublease, Sublandlord shall have all of the remedies available to Master Landlord pursuant to the Master Lease, including without limitation the remedies enumerated in Section 19.2 of the Master Lease.  All rights and remedies of Sublandlord herein enumerated or incorporated by reference above shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity, and all of the following may be exercised with or without legal process as then may be provided or permitted by the laws of the State of California.

23.          SURRENDER.  On the expiration or earlier termination of this Sublease, Subtenant shall, at its sole cost and expense, surrender and deliver up the Subleased Premises to Sublandlord, together with all improvements thereon, broom clean and in good condition and repair, normal wear and tear, casualty damage, and Sublandlord’s and Master Landlord’s obligations excepted, and otherwise in accordance with the requirements of the Master Lease, including without limitation Section 5.4.3 and Section 15 of the Master Lease; provided, however, that Subtenant shall not be required to provide an Environmental Assessment unless: (a) Subtenant uses the Subleased Premises for research and development, engineering or laboratory purposes, (b) Subtenant produces, uses, stores or generates Hazardous Materials in accordance with Section 5.4 of the Master Lease, or (c) Subtenant breaches any covenant, term or condition of Section 5.4 of the Master Lease.  Unless Sublandlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Subleased Premises shall become the property of Sublandlord and shall be surrendered with the Subleased Premises at the expiration of the Sublease Term, except that, subject to the rights of Master Landlord under the Master Lease, Sublandlord may, by notice to Subtenant at the time of its consent thereto, require Subtenant to remove by the Expiration Date, or sooner termination of this Sublease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Subtenant or by Sublandlord for Subtenant’s benefit, and to repair any damage to the Subleased Premises arising from the removal.

24.          HOLDOVER.  If Subtenant fails to surrender the Subleased Premises in accordance with the terms and conditions of this Sublease on or before the Expiration Date (or earlier termination of this Lease), such tenancy shall be from month-to-month only (at a rental rate that is 150% of the monthly rental rate (on a per square foot basis) that Sublandlord pays under this Sublease immediately before the Expiration Date, and shall not constitute a renewal or extension of this Sublease.  Notwithstanding any provision to the contrary contained in this Sublease, (i) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises upon the expiration of the Sublease Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Subtenant or collect damages in connection with any such holding over, and (ii) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Sublandlord by reason of Subtenant’s failure to surrender the Subleased Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease, including without limitation one hundred percent (100%) of all holdover rent and other costs chargeable to Sublandlord pursuant to the Master Lease as a result of Subtenant’s holdover.

25.          PARKING.  During the Sublease Term, Subtenant shall have non-exclusive use on a first come, first served basis of three (3) unreserved parking spaces per every one thousand (1,000) rentable square feet of the Subleased Premises, in accordance with Article 28 of the Master Lease.  Subtenant’s right to use the parking space is expressly conditioned upon Subtenant’s compliance with all rules and regulations respecting parking established from time to time by Sublandlord or Master Landlord.

26.          SIGNAGE.  Subtenant shall not be entitled to any signage in the Master Premises except that Subtenant may, at its sole cost and expense, install signage on the door of the Building entryway and on each door leading to the Subleased Premises (including directional signage at stairwell entrances) provided that any such signage must be approved in advance by Sublandlord and Master Landlord.  Upon the expiration or earlier termination of this Sublease, Subtenant shall remove any signage at its sole cost and expense and restore the door to Subtenant’s space to the same condition it was in prior to the installation of Subtenant’s signage.

27.          GOVERNING LAW.  The terms and provisions of this Sublease shall be construed in accordance with and governed by the laws of the State of California.

28.          PARTIAL INVALIDITY.  If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law.

29.          ATTORNEYS’ FEES.  If any Party commences litigation against another in connection with this Sublease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the prevailing Party shall be entitled to recover from the other Party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

30.          COUNTERPARTS AND ELECTRONIC SIGNATURES.  This Sublease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.  This Sublease may be executed by a Party’s signature transmitted by facsimile or email, and copies of this Sublease executed and delivered by means of faxed or emailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures.  All Parties hereto may rely upon faxed or emailed signatures (including signatures in Portable Document Format) as if such signatures were originals.  All Parties hereto agree that a faxed or emailed signature page may be introduced into evidence in any proceeding arising out of or related to this Sublease as if it were an original signature page.

31.          ENTIRE AGREEMENT.  This Sublease, together with the Master Lease as incorporated or referenced herein, constitutes the entire agreement and complete understanding of the Parties with respect to the matters set forth herein and merges and supersedes all prior, oral and written, agreements and understandings, and all contemporaneous oral agreements and understandings, of any nature whatsoever with respect to such subject matter.

32.          MASTER LANDLORD’S CONSENT.  This Sublease is subject to and contingent upon and shall be of no force or effect until Master Landlord’s execution of a written consent to this Sublease in a form reasonably acceptable to the Parties hereto.  In the event Master Landlord does not so execute such Consent to Sublease within thirty (30) days of the date hereof, either Party may terminate this Sublease upon written notice to the other Party after the expiration of such 30 day period.

[Signature page follows.]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date and year set forth above.

SUBLANDLORD:		SUBTENANT:

CARDIODX, INC.,		ATRECA, INC.,
a Delaware corporation		a Delaware corporation

By:	/s/David Levison	By:	/s/Tito Serafini
Name:	David Levison	Name:	Tito Serafini
Title:	President and CEO	Title:	President and CEO

EXHIBIT A

SUBLEASED PREMISES

(Attached)

EXHIBIT A
SUBLEASED PREMISES

EXHIBIT A

SUBLEASED PREMISES (Continued)

Detailed calculation of 17,990 rentable square feet of Subleased Premises:

22,488 rentable square feet (500 Building Master Premises)

Less 1,657 rentable square feet (Sublandlord’s Customer Service, marketing storage and storage area)

Less 1,387 rentable square feet (Sublandlord’s Conference Rooms and Reception Area)

Less 719 rentable square feet (Common Area totaling 1,437 square feet; Sublandlord and Subtenant each responsible for fifty percent (50%))

Less 735 rentable square feet (Annex space)

17,990 rentable square feet (Subleased Premises)

EXHIBIT B

FORM OF CONFIRMATION OF SUBLEASE TERM DATES

To:

Re:                             Sublease dated March    , 2016 (the “Sublease”), between CARDIODX, INC., a Delaware corporation (“Sublandlord”), and ATRECA, INC., a Delaware corporation (“Subtenant”) concerning the Subleased Premises (as defined therein) located at 500 Saginaw Drive, Redwood City, California.

Ladies and Gentlemen:

In accordance with the Sublease, we confirm as follows:

1.             That Sublandlord has delivered, and Subtenant has accepted, the Subleased Premises.

2.             That in accordance with the Sublease, the Commencement Date was                 .

3.             That in accordance with the Sublease, Rent commenced to accrue on                        .

4.             That in accordance with the Sublease, the Expiration Date is                        .

5.             If the Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment.  Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Sublease.

6.             Rent is due and payable in advance on the first day of each and every month during the Sublease Term.  Your rent checks should be made payable to                                      at                                        .

7.     Capitalized terms used, but not defined, herein shall have the meanings set forth in the Sublease.

SUBLANDLORD:

CARDIODX, INC.,
a Delaware corporation

By:
Name:
Title:

Agreed to and Accepted as of , 20 .

SUBTENANT

ATRECA, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT C

FURNITURE INVENTORY

1.             42 Inner Cubicles

2.             19 Outer Cubicles

3.             4 Flat Screen Monitors

4.             2 Projectors

5.             AV Equipment

a.             3 Apple TVs (In Conference Rooms A, B and C)

6.             Conference Tables

a.             1 Large

b.             4 Small

7.             14 Large Leather Conference Room Chairs

8.             11 Small Conference Room Chairs

9.             Executive Desks

a.             5 Window Office

b.             10 Interior Office

10.          2 Credenzas

11.          2 Wardrobes

12.          15 Cubicle File Cabinets

13.          18 Cubicle Drawer Cabinets

14.          6 Large File Cabinets

15.          2 Book Shelves

16.          7 Small Whiteboards

17.          2 Large Whiteboards

EXHIBIT D

SHARED IDF, POWER AND CONTROL OF ACCESS

Cabling; Shared IDF; Modifications for IT Purposes

Subtenant may either use existing cabling or install its own cabling for network data and voice connectivity in the Subleased Premises.  If Subtenant elects to installs its own cabling, Subtenant shall do so at its sole cost and expense, in strict accordance with the terms and conditions of Section 8 of the Master Lease including, without limitation, acquiring the Master Landlord’s consent to any installation (collectively, the “Alteration Requirements”). The cabling will be terminated in the IDF room (room number 262 on the floor plan) where Subtenant will install necessary network equipment, UPS devices, monitoring equipment and additional power (where required).  Subtenant may install necessary fiber or cables to connect from the second floor IDF to Subtenant’s network equipment on the first floor in strict accordance with the Alteration Requirements.

Subtenant and Sublandlord shall share use of the second floor IDF room.  Subtenant may, at its election, have sole use of one of the two 19” racks present in the IDF room.  Subtenant may require that Sublandlord physically separate its network cable terminations and networking equipment from Subtenant’s, for example by installing a separate patch panel and network equipment in the second of the two 19” racks.  Regardless of the approach, if Subtenant chooses to have Sublandlord physically separate its equipment from Subtenant’s, Subtenant is solely responsible for paying the costs to achieve the separation.  Subtenant will prepare a proposal for Sublandlord’s review.  Sublandlord agrees to not unreasonably withhold approval.  Subtenant may install appropriate physical controls around its network equipment and connections.

Subtenant may cross connect copper cables from its network equipment to any of the Subtenant ports in scope which terminate in a patch panel mounted on one of the 19” racks. All ports within the Subtenant space should be identified and clearly marked.  Subtenant and Sublandlord agree to make all reasonable efforts to avoid interfering with the function of each other’s networking cables and equipment.

Subtenant may make any reasonable modifications to the Subleased Premises that are necessary for IT purposes in strict accordance with the Alteration Requirements, including installation of wireless access points, additional network drops, cabling for audio/visual equipment, security cameras, printers and card key controlled locks on doors.

Access to Electrical Room; Security

The electrical room for the Subleased Premises and the shared IDF room are in Room 261.  Sublandlord will provide Subtenant with access to the electrical room upon request, not to be unreasonably withheld.

Subtenant may install necessary equipment, including locks and card key readers, to control ingress and egress from the Subleased Premises in strict accordance with the Alteration Requirements.